Exhibit 99.1

Contacts:	Investors	Media
	Kim Watkins	Kali Fry
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-3036
	kim_watkins@intuit.com	kali_fry@intuit.com

Intuit to Acquire Mailchimp

Combination Accelerates Intuit’s Vision to Provide an

End-to-End Customer Growth Platform for Small and Mid-Market Businesses

MOUNTAIN VIEW, Calif. – Sept. 13, 2021 - Intuit (Nasdaq: INTU), the global technology platform that makes TurboTax, QuickBooks, Mint, and Credit Karma, today announced that it has agreed to acquire Mailchimp, a world-class, global customer engagement and marketing platform for growing small and mid-market businesses. The planned acquisition of Mailchimp for approximately $12 billion in cash and stock advances Intuit’s mission of powering prosperity around the world, and its strategy to become an AI-driven expert platform. With the acquisition of Mailchimp, Intuit will accelerate two of its previously-shared strategic Big Bets: to become the center of small business growth; and to disrupt the small business mid-market.

Together, Intuit and Mailchimp will work to deliver on the vision of an innovative, end-to-end customer growth platform for small and mid-market businesses, allowing them to get their business online, market their business, manage customer relationships, benefit from insights and analytics, get paid, access capital, pay employees, optimize cash flow, be organized and stay compliant, with experts at their fingertips. Delivering on the promise to be the single source of truth, small and mid-market businesses will have the power to combine their customer data from Mailchimp and QuickBooks’ purchase data to get the actionable insights they need to grow and run their businesses with confidence.

“We’re focused on powering prosperity around the world for consumers and small businesses. Together, Mailchimp and QuickBooks will help solve small and mid-market businesses’ biggest barriers to growth, getting and retaining customers,” said Sasan Goodarzi, CEO of Intuit. “Expanding our platform to be at the center of small and mid-market business growth helps them overcome their most important financial challenges. Adding Mailchimp furthers our vision to provide an end-to-end customer growth platform to help our customers grow and run their businesses, putting the power of data in their hands to thrive.”

Mailchimp brings to Intuit technology at scale along with global customer reach. Founded in Atlanta, GA in 2001, Mailchimp began by offering email marketing solutions, and evolved into a global leader in customer engagement and marketing automation fueled by a powerful, cutting-edge AI-driven technology stack.

•	Global customer reach with 13 million total users globally, 2.4 million monthly active users, and 800,000 paid customers; with 50 percent of customers outside of the U.S.

•	Data and technology in the form of 70 billion contacts, and 250+ rich partner integrations.

•	AI-powered automation at scale fuels 2.2 million daily AI-driven predictions.

“Over the past two decades, we’ve vastly expanded and evolved Mailchimp’s platform to help millions of small businesses around the world start and grow,” said Ben Chestnut, CEO and Co-founder of Mailchimp. “With Intuit, we’ve found a shared passion for empowering small businesses. By joining forces with Intuit, we’ll take our offerings to the next level, leveraging Intuit’s AI-driven expert platform to deliver even better products and services to small businesses. This is an exciting new chapter for Mailchimp, our 1,200+ dedicated employees, and customers.”

Both Intuit and Mailchimp have always worked to solve small and mid-market businesses’ biggest challenges. For two-thirds of small businesses, finding new customers is their biggest obstacle and over 25 percent struggle to retain existing customers, yet almost three-quarters of small businesses have not adopted a customer relationship management solution. Eighty-four percent of small businesses use pen and paper or spreadsheets to reconcile their inventory across channels and 50 percent of small businesses fail within the first five years due in large part to cash flow challenges. Collectively these challenges create barriers to small and mid-market business success that Intuit’s acquisition of Mailchimp will help solve.

“Together, Mailchimp and QuickBooks will become a powerful engine for small and mid-market business customers to get, engage and retain their customers, run their businesses, optimize cash flow and remain compliant,” said Alex Chriss, Executive Vice President and General Manager of the Intuit Small Business and Self-Employed Group. “Today, QuickBooks helps more than 7 million small and mid-market businesses get paid fast, access capital, pay their employees and grow in an omni-channel world. Mailchimp’s addition will bring speed and velocity to these efforts, with the acceleration of mid-market expansion opportunities and global growth for both brands.”

Transaction Details

The transaction is expected to be accretive to Intuit’s non-GAAP earnings per share for full year fiscal 2022. Intuit has agreed to pay total consideration of approximately $12 billion to acquire Mailchimp, subject to customary adjustments for transactions of this nature. The total consideration includes approximately $300 million of assumed Mailchimp employee transaction bonuses that will be issued in the form of restricted stock units, expensed over three years. The remaining consideration payable to Mailchimp’s equity holders will be payable in approximately equal parts of cash and Intuit common stock, with the shares of Intuit common stock being valued at $562.61 per share, calculated as the average of the daily volume-weighted average sales price per share for Intuit common stock for the five trading days ending on September 8, 2021. The per share price of these shares has been fixed as of the signing date. The aggregate value of these shares will fluctuate based on changes in our share price between the signing date and the closing date.

Following the close of the transaction Intuit will also issue $200 million of restricted stock units to Mailchimp employees, of which $140 million will be expensed over four years, and $60 million will be expensed over six months.

Intuit expects the cash consideration to be financed through cash on hand and new debt of approximately $4.5 billion to $5.0 billion. The transaction is not expected to have an impact on Intuit’s existing dividend and share repurchase principles. The transaction is expected to close prior to the end of Intuit’s second quarter fiscal 2022, subject to receipt of required regulatory approvals and satisfaction or waiver of other customary closing conditions.

Advisors

Morgan Stanley & Co. LLC is serving as Intuit’s financial advisor and Latham & Watkins LLP is serving as its legal advisor. Qatalyst Partners is serving as Mailchimp’s exclusive financial advisor and King & Spalding LLP is its legal advisor.

Conference Call Details

Intuit and Mailchimp executives will discuss the details of this transaction during a conference call with investors at 1:30pm Pacific time on September 13, 2021. To listen to the call, dial 866-342-8591 in the United States or 203-518-9713 from international locations. Please use conference ID INTU0913. The conference call can also be heard live at http://investors.intuit.com/Events/default.aspx. Prepared remarks for the call will be available on Intuit’s website after the call ends.

Replay Information

A replay of the conference call will be available two hours after the call ends, for one week by calling 800-695-2533 or 402-530-9029 from international locations. No access code is needed. The audio webcast will remain available on Intuit’s website.

About Intuit

Intuit is a global technology platform that helps our customers and communities overcome their most important financial challenges. Serving approximately 100 million customers worldwide with TurboTax, QuickBooks, Mint and Credit Karma, we believe that everyone should have the opportunity to prosper. We never stop working to find new, innovative ways to make that possible. Please visit us for the latest information about Intuit, our products and services, and find us on social.

About Mailchimp

Mailchimp is an all-in-one marketing platform for growing businesses. Mailchimp empowers millions of customers around the world to start and grow their businesses with world-class marketing technology, award-winning customer support, and inspiring content. Mailchimp’s marketing platform puts your audience at the heart of your marketing, so you can digitally promote your business across email, social media, landing pages, ads, websites, and more—all from one place. Millions of businesses and individuals—from community organizations to Fortune 100 companies—trust Mailchimp to help them connect with their audience with the right message, at the right time, in the right place. Founded in 2001 and based in Atlanta with offices in Brooklyn, Oakland, Vancouver, London, and Santa Monica, Mailchimp has 1,200+ employees and is privately held. Find Mailchimp on social.

Cautions About Forward-looking Statements

This communication contains forward-looking statements within the meaning of applicable securities laws. Forward-looking statements and information usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: failure to obtain required regulatory approvals in a timely manner or otherwise; failure to satisfy any closing conditions to the proposed acquisition of Mailchimp; risks associated with tax liabilities or changes in U.S. federal tax laws or interpretations to which the proposed transaction with Mailchimp or parties thereto are subject; risks related to pre-acquisition non-compliance by Mailchimp with applicable regulatory requirements; failure to successfully integrate any new business; failure to realize anticipated benefits of any combined operations; unanticipated costs of acquiring or integrating Mailchimp; potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including employees, customers, partners and competitors; inability to retain key personnel; changes in legislation or government regulations affecting the acquisition or the parties; and economic, social or political conditions that could adversely affect the acquisition or the parties. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2021 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We do not undertake any duty to update any forward-looking statement or other information in this communication, except to the extent required by law.